                                                                    EXHIBIT 10.1


                                                    Mn/DOT Agreement No.  73526


                                   AGREEMENT

  THIS AGREEMENT is made and entered into by the State of Minnesota acting through its Commissioner of the Department of Transportation ("Mn/DOT" or "State") and Minnesota Logos, Inc. (a wholly owned subsidiary of Interstate Logos, Inc. which is located at 5551 Corporate Blvd., P.O. Box 66338, Baton Rouge, Louisiana 70896) and Global Speciality Contractors, Inc., 201 West Travelers Trail, Burnsville, Minnesota 55337, doing business as the partnership Minnesota Logos, which is located at 201 West Travelers Trail, Suite 230, Burnsville, Minnesota 55337 ("Minnesota").

  WHEREAS, pursuant to Minnesota Statutes Section 160.80, Subd. 2 (1994), Mn/DOT requested proposals from private commercial enterprises for the expansion, management and operation of the Logo Sign Franchise Program ("Franchise Program" or "Program") to provide logo signs on the right of way of Minnesota interstate highways and portions of selected divided trunk highways, and

  WHEREAS, Mn/DOT has selected Minnesota Logos to manage and operate the Franchise Program in Minnesota.

  NOW THEREFORE, THE PARTIES AGREE TO THE FOLLOWING:

GRANT OF FRANCHISE

1. Mn/DOT grants to Minnesota Logos and exclusive franchise to manage and operate the Franchise Program on the Minnesota trunk highways shown in
       Exhibit 1, which is attached hereto and incorporated herein and such grant is made pursuant to the terms and conditions set forth herein. Minnesota Logos agrees to perform the duties and responsibilities set forth and specified in this agreement and to comply with all of the terms and conditions herein. Exhibits 2-5 are attached to this agreement and incorporated herein.

2. The term of this agreement shall commence upon execution and approval by the parties and appropriate State of Minnesota officials and shall remain in effect until December 31, 2005, unless terminated earlier pursuant to the terms of this agreement.

3. The term of the exclusive franchise granted hereunder shall commence on August 1, 1995, and will expire December 31, 2005, unless terminated earlier pursuant to the terms of this agreement.

4. Mn/DOT's authorized agent for the purposes of the administration of this agreement is Janet G. Ekern, Office of Maintenance, 395 John Ireland Boulevard, MS 700, St. Paul, Minnesota, 55155, or her successor. Mn/DOT shall notify Minnesota Logos of any replacement of Mn/DOT's authorized agent.

5. Minnesota Logos' managing partner and authorized agent for the purposes of the administration of this agreement is Everett Stewart, P.O. Box 66338, 5551 Corporate Blvd., Suite 2A (70808), Baton Rouge, Louisiana 70896, or his successor. Minnesota

                                                    Mn/DOT Agreement No.  73526

       Logos shall notify Mn/DOT of any replacement of Minnesota Logos' managing partner and authorized agent.

CONTRACT TERMS AND CONDITIONS

1.0    DEFINITIONS

       The following terms used throughout this agreement shall have the definitions as hereinafter stated:

       Business - a commercial establishment that provides a motorist service of GAS, FOOD, LODGING or CAMPING.

       Business Panel - A separately attached sign panel to show the brand, symbol, trademark, name or combination of these, for a motorist service available on a crossroad at or near an interchange.

       Commissioner - Commissioner of Transportation

       Crossroad - a marked route or other public road intersecting an eligible freeway or divided trunk highway to which access is provided at an interchange.

       Exit Ramp - a connecting roadway between two intersecting roads that are grade separated.

       Exit Ramp Logo Sign - a logo sign along an exit ramp.

       Franchise Program or Program - Minnesota's Logo Sign Franchise Program.

       Interchange - a grade separated intersection with ramps to provide movement between roadways.

       Logo Sign - a logo sign consists of a logo sign panel and sign supports which is located on the mainline or ramp (for Type A signs this includes the footings). It does NOT include the business panels which attach to the logo sign panel.

       Logo Sign Panel - a rectangular sign panel consisting of the words GAS, FOOD, LODGING or CAMPING and directional information.

       Minnesota Logos - the Franchise Program contractor consisting of Minnesota Logos, Inc., and Global Speciality Contractors, Inc., OR either of them.

       Mn/DOT - Minnesota Department of Transportation

       Motorist Service - GAS, FOOD, LODGING or CAMPING.

                                                    Mn/DOT Agreement No.  73526


       Rural - all Minnesota counties except the seven-county Minneapolis/St. Paul metropolitan area. (See urban).

       Seasonal Business - a gas, food, lodging or camping facility that is open for business up to seven (7) months per year.

       State - State of Minnesota

       Urban - the Minneapolis/St. Paul metropolitan area, which includes the counties of Anoka, Carver, Dakota, Hennepin, Ramsey, Scott and Washington.

2.0    RESPONSIBILITIES OF THE PARTIES

       2.01   SCOPE OF THE FRANCHISE PROGRAM

              The scope of the Franchise Program shall be to continue its expansion and maintenance. In carrying out the scope of the Franchise Program, Minnesota Logos shall furnish, install and maintain all logo signs relating to gas, food, lodging and camping; market all eligible spaces for business panels to be installed on mainline and exit ramp logo signs; and install and maintain all marketed business panels on eligible routes. The parties shall perform the following responsibilities and duties during the term of this agreement for the purpose of implementing the scope of the Franchise Program.

       2.02   BUY-OUT

              Minnesota Logos shall buy from Minnesota Logo Sign Group, which is located in St. Cloud, Minnesota, all in place logo signs regardless of location, including any logo signs on which no business panels are displayed. Minnesota Logos' buyout of existing logo signs from Minnesota Logo Sign Group shall be completed to the satisfaction of Mn/DOT prior to August 1, 1995. Minnesota Logos shall notify Mn/DOT by July 1, 1995, whether or not Minnesota Logos shall be able to reach an agreement with Minnesota Logo Sign Group by August 1, 1995. The buy-out formula for purchase of those logo signs shall be:

              P = (N/12 x O)
              P = Total buy-out price
              N = Remaining years of unamortized sign costs
              O = Cost of structures, including all costs from January 1, 1986 through July 31, 1995, found in the following Minnesota Logo Sign Group's general ledger accounts:

                     Account 150 - Background Panel Purchases
                     Account 950 - Commission Expense
                     Account 970 - Repair and Maintenance
                     Account 972 - Logo Installs and Removals

                                                    Mn/DOT Agreement No.  73526

              Structure costs will be amortized over a 12 year period on a sign by sign basis.

              Minnesota Logos may negotiate to buy any or all marketing assets from Minnesota Logo Sign Group as Minnesota Logos sees fit, but it shall not be required to do so as a condition of this agreement.

              If Mn/DOT eliminates the rural non-interstate highways from the program, Mn/DOT will buy from Minnesota Logos the logo signs on the affected rural non-interstate highways at the formula specified above.

              If, at the expiration or termination of this agreement, the sign franchise is awarded to one or more third parties for continuation of the Franchise Program, Minnesota Logos shall sell to the subsequent franchisee(s) its logo signs on terms agreeable to both parties. In the event that Minnesota Logos and any third party successor cannot reach an agreement with respect to the value of the logo signs within 30 days from the date of the execution and approval of the next subsequent franchise agreement, Minnesota Logos shall notify Mn/DOT and Mn/DOT shall make a final determination as to the amount which shall be paid for the logo signs. Minnesota Logos shall submit to Mn/DOT all financial and other records necessary to calculate the value of the logo signs in accordance with the following formula:

                     P = (N/12 X 0)

                     P = Total buy-out price

                     N = Remaining years of unamortized costs (12 year
                         amortization period)

                     0 = Cost of structures

              The cost of structures will be the costs reflected in the depreciation schedule of Minnesota Logos which costs must be verifiable and acceptable to Mn/DOT for those signs in the Franchise Program. Mn/DOT's determination of the cost of the logo signs shall be final and binding on both Minnesota Logos and any subsequent franchise and any appeal shall be limited as if from the decision of an arbitrator. Under no circumstances shall Mn/DOT be responsible to compensate Minnesota Logos for such rights or property whether or not they are sold to another party.

              Mn/DOT is under no obligation to either continue the sign Franchise Program beyond the term of this agreement or to continue the Program in the same manner as it is currently operated. In the event that the logo sign program is discontinued or if the logo signs are not incorporated into the subsequent Franchise Program, Minnesota Logos shall remove all logo signs and posts and restore the various sites to their original condition or to a condition satisfactory to Mn/DOT.
              Such removal and restoration shall be completed with 30 days from the expiration or termination of this agreement unless a longer period of time is permitted by Mn/DOT.

                                                    Mn/DOT Agreement No.  73526

              Minnesota Logos may sell to any third party successor in the sign franchise program its marketing assets and existing business leases but neither Mn/DOT nor any subsequent franchisee shall be responsible to acquire such assets or leases.

       2.03   EXCLUSIVE FRANCHISE

              Subject to the terms and conditions set forth herein, Mn/DOT grants to Minnesota Logos the exclusive right to construct, maintain, and operate the Franchise Program from August 1, 1995, to December 31, 2005, or other such date as may be allowed under the terms of this agreement. Minnesota Logos shall construct, install and maintain logo signs at eligible locations (as specified in Exhibit 1) even if there is only one eligible business advertiser requesting a business panel.

       2.04   LAWS AND REGULATIONS

              In fulfilling the duties and responsibilities in this agreement, the parties shall be governed by and comply with all applicable federal and state laws and regulations as specified in paragraph 11.0.

       2.05   MINNESOTA OFFICE

              Minnesota Logos shall maintain an office in the State of Minnesota and at least one full time employee at this office shall have the authority and capability to negotiate and administer business leases and maintain the Program. Minnesota Logos shall maintain a toll-free (800) telephone number at this office. When the office is closed, a recorded message shall be used to inform callers of office hours and other information.

       2.06   RESPONSIBLE EMPLOYEES

              Minnesota Logos shall employ individuals and hire subcontractor who are capable, responsible and experienced in the work being performed. Mn/DOT may, at its discretion, require Minnesota Logos to remove from the Program any employee who endangers persons or property, or whose continued employment pursuant to this agreement is inconsistent with the purpose of the Franchise Program.

       2.07   INTERCHANGE ELIGIBILITY

              Prior to marketing a particular interchange, Minnesota Logos shall make a preliminary determination of the eligibility of that interchange and submit site plans of proposed logo sign locations to Mn/DOT's State Traffic Engineer for approval.

       2.08   PERMIT

              Prior to start of construction of any logo signs at a specific interchange, Minnesota Logos shall apply to the appropriate Mn/DOT district or division office for a

                                                    Mn/DOT Agreement No.  73526

              permit. Every time a permit is desired by Minnesota Logos after the initial written permit approval, verbal approval from the District Maintenance Engineer or his/her representative shall suffice. Notwithstanding any language to the contrary in the permit, the permit shall expire at the termination of the franchise agreement.

       2.09   TRAFFIC CONTROL

              Traffic control shall be consistent with the provisions of Part VI of the current edition of the Minnesota Manual on Uniform Traffic Control Devices (MN MUTCD), as specified in Exhibit 2.

       2.10   COPIES OF AS BUILT PANELS

              Within ninety (90) days after the installation of a logo sign panel or panels at an interchange, Minnesota Logos shall submit to Mn/DOT's State Traffic Engineer two copies of the as built panels at that interchange. The copies shall identify the logo sign supports as Type A or Type D.

       2.11   REPORTS

              Once a year, no later than the 15th day of January, Minnesota Logos shall provide a detailed printout of all logo sign field inventories to Mn/DOT's authorized agent. On a quarterly basis, no later than the 15th day of April, July, October and January, Minnesota Logos shall provide a quarterly update that includes changes that have accumulated since the previous report. Minnesota Logos shall also submit such other reports as Mn/DOT may reasonably require from time to time.

       2.12   ANNUAL COMPLIANCE CHECK

              On or before January 15 of each agreement year, Minnesota Logos shall certify in writing to Mn/DOT's authorized agent that all participating businesses meet the minimum criteria to qualify for the Franchise Program.

       2.13   BUSINESS LEASE RATES

              Advertising rates to businesses for the display of business panels shall be $45 per month per mainline logo sign and $10 per month per exit ramp logo sign. The rates shall be set forth in writing by Minnesota Logos, and made available to the public. Costs for the business panel may not be included in such charges but may be charged for separately by Minnesota Logos, OR the business panel may be supplied by the business. Minnesota Logos shall not increase the rates for the duration of the franchise (August 1, 1995, through December 31, 2005).

       2.14   SEASONAL BUSINESSES

              Minnesota Logos may charge seasonal businesses only for the months such

                                                    Mn/DOT Agreement No.  73526

              businesses are actually open, except that Minnesota Logos may require seasonal businesses to pay advertising charges for a minimum of five (5) months per year. Advertising fees for portions of months shall be prorated. Minnesota Logos shall remove, cover or identify with a "CLOSED" plaque, the business panel whenever a seasonal business is closed, and it may charge the business a reasonable fee thereof.

       2.15   LENGTH OF BUSINESS LEASE

              The length of a business lease shall be at least one year and not more than three years. Leases may be renewed automatically, but Minnesota Logos must notify the business at least sixty (60) days prior to expiration. The business must be allowed to renew or cancel its lease up to its anniversary date. The business lease shall include all relevant bumping and termination language. The standard lease language shall be subject to Mn/DOT approval.
              Each business lease shall include a provision to the effect that when the agreement between Minnesota Logos and Mn/DOT expires or is terminated, all business leases shall expire. When this agreement expires or is terminated, Minnesota Logos shall refund to the business advertisers the balance of any prepaid leases.

       2.16   PAYMENT TO MN/DOT

              On or before January 15, 1996, and continuing on or before January 15 of each subsequent agreement year, Minnesota Logos shall pay to Mn/DOT an annual administrative fee of $50,000, payable to the Commissioner of Transportation. The administrative fee will reimburse Mn/DOT in whole or in part for agreement administration, permit administration and traffic engineering review.

       2.17   INTERFERENCE DUE TO HIGHWAY CONSTRUCTION

              Minnesota Logos shall advise all business lease holders that highway construction may interfere with the location and/or visibility of logo signs.

       2.18   INTERFERENCE DUE TO OTHER ACTIVITIES

              Minnesota Logos shall advise all business lease holders that some activities or circumstances may require the removal or relocation of logo signs. Such activities include, but or not limited to,
              1) additional interchange(s) are constructed; 2) new major traffic generators become eligible for signing; or 3) new regulatory, warning or guide signs are required to be installed. Mn/DOT reserves the right to remove or relocate logo signs, and it shall not be liable for claims for costs associated with such removal or relocation. Minnesota Logos shall refund to the business advertisers the balance of any unearned, prepaid leases.

3.0    ELIGIBILITY CRITERIA FOR BUSINESS PANELS

                                                    Mn/DOT Agreement No.  73526

       To be eligible for a business panel on a logo sign panel, a business establishment must be open for business; have a sign on site which both identifies the business and is visible to motorists; and meet the following criteria:

       a)     "Gas Facilities" shall include:
              1)     Vehicle services including fuel and oil;
              2)     Restroom facilities and drinking water;
              3) Continuous, staffed operation at least 12 hours a day, 7 days a week;
              4)     Public access to a telephone.

       b)     "Food Facilities" shall include:
              1)     Provisions for serving food;
              2)     State or local licensing or approval, where required;
              3) Continuous, staffed operation at least 10 hours a day, 7 days a week;
              4)     Public access to a telephone.

       c)     "Lodging Facilities" shall include:
              1)     Adequate sleeping accommodations;
              2)     Public access to a telephone;
              3)     State or local licensing or approval, where required.

       d)     "Camping Facilities" shall include:
              1)     Provisions for camping;
              2)     Adequate parking accommodations;
              3)     Sanitary facilities and drinking water; and
              4)     State or local licensing or approval, where required.

4.0    STANDARDS FOR LOGO SIGNS AND SIGN DESIGN

       Standards for logo signs shall comply with the provisions specified in
       Exhibit 3.  Sign design shall comply with the provisions specified in
       Exhibit 4. Exceptions shall be submitted to Mn/DOT by Minnesota Logos for evaluation and approval on a case by case basis prior to marketing.

5.0    MAINTENANCE OF SIGNS

       5.01   MAINTENANCE

              Minnesota Logos shall be responsible for regular sign clean-up, including removal of graffiti, cleaning of the panels, supply of replacement parts and all general maintenance of the sign panels. Minnesota Logos shall inspect panels and sign supports at reasonable intervals for any damaged or broken parts and, at its own expense, shall repair or replace damaged or broken parts within a period not to exceed seven (7) days after it becomes aware of the damage or breakage. If the damaged or broken parts create a hazardous situation, Minnesota Logos shall correct the situation without undue delay. Mn/DOT reserves the right to take

                                                    Mn/DOT Agreement No.  73526

              corrective action as it deems necessary, and Minnesota Logos shall be responsible for reimbursing Mn/DOT for such action.

       5.02   REPLACEMENT AND REFURBISHMENT OF LOGO SIGNS

              Minnesota Logos shall replace or refurbish all logo sign panels, including those purchased from Minnesota Logo Sign Group, on a twelve (12) year cycle as specified in Exhibit 5.

6.0    CRITERIA FOR LOGO SIGNS

       Criteria for logo signs shall comply with the provisions of the MN MUTCD, Part II-G (Exhibit 2), except as modified and supplemented as follows:

       6.01   SIGN LIGHTING

              Electrical devices specifically designed to illuminate logo sign panels shall not be permitted.

       6.02   DISTANCE TO SERVICES - RURAL

              The maximum distance that an eligible rural service can be located from the main traveled roadway to qualify for a business panel shall not exceed three (3) miles in either direction, except that within the 3-mile limit, services of the type being considered are not available, the limit of eligibility may be extended in 3-mile increments until one (1) or more services of the type being considered are reached. The maximum distance that eligible services can be located from the main traveled way to qualify for a business panel shall not exceed fifteen (15) miles in either direction.

       6.03   DISTANCE TO SERVICES - URBAN

              The maximum distance that an eligible urban service can be located from the main traveled roadway to qualify for a business panel is as follows:

                     GAS - one mile
                     FOOD - two miles
                     LODGING - three miles
                     CAMPING - ten miles

       6.04   MEASURING DISTANCE TO SERVICES

              The distance to a qualified business, rural or urban, shall be measured by vehicle distance via the most direct route available from the center point of an interchange (the point where the center of the freeway or expressway intersects the center of the crossroad) to the nearest edge of the driveway of the business. The

                                                    Mn/DOT Agreement No.  73526

              measurement shall be based on government right-of-way maps or plans as to the location of a terminus, all center points, and driveway location of a particular business.

       6.05   TRAVEL DISTANCE

              The travel distance to a business (to be displayed in one (1) mile increments on logo sign panels at exit ramps) shall be measured by vehicle distance via the most direct route available from the center point of the terminus of the exit ramp to the nearest edge of the driveway of the business. The measurement of travel distance shall be based on government right-of-way maps or plans as to the location of a terminus, all center points, and driveway location of a particular business.

       6.06   SERVICE PRIORITIES AND NUMBER OF SIGNS

              Service priorities shall be displayed in the following order: gas, food, lodging and camping. When allowed according to
              Exhibit 3, the number of logo signs permitted shall be limited to one for any one type of service along an approach to an interchange, up to a maximum of four (4) logo signs at any eligible approach as shown in Exhibit 2. However, when the number of signs are limited at any given approach, up to three types of services may be displayed on a logo sign panel according to these guidelines:

                     If two types of service exist at an interchange, and only one logo sign can be erected, the sign shall provide space for three business panels for each type of service. If three types of service exist at an interchange, and only one logo sign can be erected, the sign shall provide space for two business panels for each type of service. If four types of service exist at an interchange, and only one logo sign can be erected, the sign shall provide space for two business panels for each of the following three types of service--gas, food, lodging.

              At those interchanges where two logo signs are to be erected on one approach to an eligible interchange, and only two types of services have a total of at least twelve qualifying businesses (one service with less than six and another service with more than six), the following shall apply:

                            For the service that has more than six eligible businesses qualifying, the six closest eligible businesses shall be displayed on one logo sign panel. The second logo sign panel shall display all of the qualifying businesses of the second type of service (less than 6), plus the remaining qualifying businesses not displayed on the first logo sign panel until the panel is filled with the maximum number of business panels (6).

              Businesses of one type of service may bump displayed businesses of another type of service only according to Mn/DOT criteria. Businesses will be bumped from the

                                                    Mn/DOT Agreement No.  73526

              Program according to procedures specified in paragraph 6.08. The combination of services and number of business panels for each type of service are subject to Mn/DOT approval. Exceptions shall be approved by Mn/DOT's State Traffic Engineer on a case by case basis.

       6.07   BUSINESS SIGNING PRIORITY

              Where there are more eligible businesses than the number of business panels permitted on a logo sign panel, consistent with the provisions of paragraph 6.0, businesses closer to an interchange shall be given priority over businesses further from that interchange. Services may be mixed on logo sign panels consistent with the provisions of paragraph 6.06.

       6.08   BUMPING - BUSINESS PANELS

              The purpose of the Program is to provide advertising services to the motoring public on the basis of a business's relative proximity to an interchange. Therefore, the closest six applicants for gas, food, lodging and camping that meet the current criteria at the time of the initial application will have the highest priority and will be permitted to participate in the Program. If a qualified business of the same type of service which is closer in distance applies for a business panel and the maximum number of businesses have already been displayed at a particular interchange, the business which is farthest from the interchange will be bumped from the Program one (1) year from the date of written notification of the intent to bump, or upon expiration of its business lease, whichever occurs first. This provision shall be stated in the lease.

       6.09   REMOVAL - LOGO SIGNS

              Logo Signs may be removed from the Program if the requirements specified in Exhibit 3 cannot be met to accommodate any of the following: 1) additional interchange(s) are constructed; 2) new major traffic generators become eligible for signing; and/or 3) new regulatory, warning or guide signs are required to be installed. Minnesota logos shall refund to the business advertisers the balance of any unearned, prepaid leases. This provision shall be stated in the business lease.

       6.10   BUSINESSES THAT ARE SUBSTANTIALLY ELIGIBLE

              Subject to approval by Mn/DOT, businesses that are substantially eligible for the Program under paragraph 3.0 may participate in the Program consistent with paragraphs 6.06 and 6.07. However, such businesses are subject to bumping. At such time that a similar type eligible business enters in the Program and the sign panel(s) are completely filled, the further substantially eligible business shall be bumped from the program one (1) year from the date of written notification of the intent to bump, or upon expiration of its business lease, whichever occurs first. Minnesota logos shall confer with and receive approval from Mn/DOT's authorized

                                                    Mn/DOT Agreement No.  73526

              agent prior to including substantially eligible businesses in the program.

       6.11   TRAILBLAZING SIGNS

              If a business neither abuts the crossroad nor has direct access to the crossroad, that business shall not be allowed to participate in the Program until all necessary directional signs have been installed. Minnesota Logos shall seek approvals and coordinate the installation of trailblazing signs with all appropriate road authorities. All costs for fabrication and installation of trailblazing signs shall be the responsibility of the business advertiser.

7.0    TERMINATION

       7.01   DEFAULT

              Mn/DOT may terminate this agreement for default or breach of contract. An act of default or breach of contract includes, but is not limited to, the following:

              1) Minnesota Logos fails to perform any material obligation required under this agreement; OR

              2) Minnesota Logos dissolves, becomes insolvent or is declared bankrupt; OR

              3) Minnesota Logos misrepresents the program to business advertisers.

              After an act of default or breach of contract, Mn/DOT will provide written notice to Minnesota Logos. Minnesota Logos shall have ten (10) business days after such written notice to rectify or correct an act of default or breach of contract. If Minnesota Logos fails to satisfactorily rectify or correct its default or breach of contract within ten (10) business days after such notice, Mn/DOT may by written notice terminate the agreement immediately or at such time as Mn/DOT shall determine.

              A notice shall be considered duly served when it is delivered either at Minnesota Logos' Minnesota business office or by certified or registered mail to Minnesota Logos' last known business address.

              7.02   EXCEPTIONS TO DEFAULT

              Minnesota Logos shall not be in default or breach of contract if it is delayed in or prevented from performing the terms and conditions of the agreement or from remedying the default or breach of contract because of the following:

              a)     strike or other labor disputes; OR

              b) any order, directive, or other interference by municipal, state, federal or

                                                    Mn/DOT Agreement No.  73526

                     other governmental official or agency materially affecting the performance of Minnesota Logos under the agreement; OR

              c) any other cause beyond the control of Minnesota Logos, provided, however, that if and when the occurrence or condition which delayed or prevented the remedying of such default shall cease or be removed, it shall be the obligation of Minnesota Logos, without further delay, to commence the correction of such default or to continue the correction thereof.

       The delay or failure of Mn/DOT at any time to insist upon a strict performance of any of the terms and conditions and covenants of this agreement shall not be deemed a waiver of that breach or any subsequent breach or default in the terms, conditions and covenants of the agreement.

8.0    OWNERSHIP OF THE FRANCHISE PROGRAM AT TERMINATION

       8.01   OWNERSHIP AT TERMINATION

              If Mn/DOT terminates the agreement with Minnesota Logos under paragraph 7.01, ownership of the franchise rights and any rights in the logo signs constructed at the various interchanges shall pass to Mn/DOT at the effective date of termination, and Minnesota Logos shall not be entitled to any compensation from Mn/DOT.

       8.02   BUSINESS PANELS AT TERMINATION

              Minnesota Logos shall include in all of its business leases with its advertisers a provision to the effect that in case of termination of Minnesota Logos' agreement with Mn/DOT, the unexpired portions of such leases shall be canceled and Minnesota Logos shall refund to the business advertisers any unearned, prepaid charges.

              When the program expires or is terminated, Minnesota Logos, before or on the date of expiration or termination, shall either remove and return the business panels to the respective businesses, OR the business panels are to remain attached to the logo sign panels and become the responsibility of the franchise successor or Mn/DOT. Minnesota Logos shall refund to the business advertisers the balance of any prepaid leases.

       8.03   NO FINANCIAL GUARANTEE

              Mn/DOT does not guarantee that Minnesota Logos will make a profit, nor shall Mn/DOT be responsible for any financial obligations of Minnesota Logos.

9.0    ASSIGNMENT

       Minnesota Logos shall not sell, transfer, assign or otherwise dispose of this franchise

                                                    Mn/DOT Agreement No.  73526

       agreement or any portion thereof, or of its right, title or interest therein, or of any of its assets without the prior written consent of Mn/DOT. Any such attempted disposition by Minnesota Logos without Mn/DOT's consent shall be an act of default, and Mn/DOT may terminate the franchise agreement pursuant to the terms of paragraph 7.01.

       Minnesota Logos may assign a security interest in rents from its business leases to its lender. Mn/DOT consents to an assignment and security interest in the rents from the business leases on the condition that the assignment and security interest given the lender shall be subject to this agreement and subordinate to any contractual rights of Mn/DOT or the advertisers. No security interest may be given the lender in any signs and appurtenances placed on Mn/DOT right-of-way.

10.0   BOOKS AND RECORDS

       Pursuant to Minnesota Statutes Section 16B.06, Subd. 4 (1994), the books, records, documents and accounting procedures and practices of Minnesota Logos relevant to this contract shall be subject to examination by Mn/DOT, the State of Minnesota auditor or the legislative auditor.

11.0   LAWS AND REGULATIONS

       11.01  NONDISCRIMINATION

              Any and all services or goods furnished by Minnesota Logos and its suppliers and subcontractors shall be provided pursuant to all state and federal laws and regulations, including all applicable provisions of Minnesota Logos Statutes Chapter 363
              (1994), the "Minnesota Human Rights Act". Minnesota Logos agrees that it will comply with the Americans with Disabilities Act of 1990 and all rules and regulations thereunder.

       11.02  JURISDICTION

              This agreement shall be governed by the laws of the State of Minnesota.

       11.03  FEDERAL AND STATE LAWS

              Minnesota Logos shall comply with all other applicable federal and state laws and rules relative to the construction and operation of the Program.

       11.04  DATA PRACTICES ACT

              To the extent that Minnesota Logos takes possession of, or has access to, the private, nonpublic, protected nonpublic, or confidential data of Mn/DOT, Minnesota Logos agrees to comply with the requirements of Minnesota Statutes Chapter 13 (1994), the "Data Practices Act". Minnesota Logos agrees to indemnify, save, and hold harmless Mn/DOT, its agents and employees, from all

                                                    Mn/DOT Agreement No.  73526

              claims arising out of, resulting from, or in any manner attributable to Minnesota Logos' violation of any provision of the Data Practices Act. In the event that Minnesota Logos subcontracts any or all the work to be performed under this agreement, Minnesota Logos shall retain responsibility under the terms of this paragraph for such work.

       11.05  TARGETED GROUP BUSINESSES

              Minnesota Logos agrees to comply with Minnesota Statutes Section 16B.19 (1994) to ensure that Targeted Group Businesses have the maximum opportunity to participate in the performance of contracts and subcontracts.

       11.06  SUBCONTRACTORS

              Minnesota Logos agrees that any and all subcontractors and suppliers of goods and services shall be required to comply with the applicable laws, regulations and agreement terms as herein required of Minnesota Logos.

12.0   INDEMNITY AND INSURANCE

       12.01  HOLD HARMLESS

              Minnesota Logos agrees to indemnify, save and hold harmless Mn/DOT and the State and all of its agents and employees from any and all claims, demands, action or causes of action of whatsoever nature or character arising out of or by reason of Minnesota Logos' obligations and responsibilities under the franchise agreement.

              Minnesota Logos further agrees to defend at its sole cost and expense any action or proceeding commenced for the purpose of asserting any claim of whatsoever character arising as a result of Minnesota Logos' construction, operation and/or maintenance of the various logo sign panels, whether or not such action or claim alleges negligence of Mn/DOT or the State, its agents or employees in supervision or approval of Minnesota Logos' activities, or failure to discover and/or prevent Minnesota Logos' negligence.

       12.02  MINNESOTA LOGOS' RESPONSIBILITIES FOR EMPLOYEES

              Any and all employees of Minnesota Logos and all other persons employed by Minnesota Logos in the construction, operation and/or maintenance of the Franchise Program or in the performance of any of its duties and responsibilities under this agreement shall not be considered employees of Mn/DOT, and that any and all claims that may or might arise under the Worker's Compensation Act of the State of Minnesota on behalf of said employees while so engaged and any and all claims made by any third party as a consequence of any act or admission on the part of Minnesota Logos' employees while so engaged in the construction, operation and/or maintenance of the program shall in no way be the obligation or

                                                    Mn/DOT Agreement No.  73526

              responsibility of Mn/DOT or the State.

       12.03  MN/DOT'S RESPONSIBILITIES FOR EMPLOYEES

              Any and all employees of Mn/DOT and all other persons employed by Mn/DOT in the performance of Mn/DOT's responsibilities under this agreement shall not be considered employees of Minnesota Logos, and that any and all claims, that may or might arise under the Workers' Compensation Act of the State of Minnesota on behalf of said Mn/DOT employees while so engaged and acting within the scope of their employment shall in no way be the obligation or responsibility of Minnesota Logos.

       12.04  INSURANCE

              Minnesota Logos, at its own expense, shall carry and keep in force during the full term of this agreement a policy or policies of insurance in the amounts and types as follows:

                     a) Commercial general liability insurance including contractual liability in an amount not less than $1 million for injury to or death of any one person per occurrence and an annual aggregate of not less than $2 million.

                     b) Worker's compensation insurance in a form and amount as required by state law.

              The policy or policies shall cover the construction, operation and maintenance of the Program. Minnesota Logos shall furnish Mn/DOT's authorized agent with certificates of insurance as evidence of coverage and shall not modify or cancel such coverage without proper written notice to Mn/DOT. Failure of the firm to procure and maintain the insurance as set forth above shall be considered a default and cause for termination under paragraph
              7.01. Further, at least fifteen (15) days prior to the date or dates of expiring policies, certified copies of renewal, or new policies, or other acceptable evidence of insurance shall be deposited with Mn/DOT.

13.0   SURETY BOND

       Minnesota Logos shall obtain initial payment and performance bonds each in the amount of $1 million for the remaining months of calendar year 1995 to ensure that it will meet the duties and obligations of this agreement. Thereafter, Minnesota Logos shall obtain annual payment and performance bonds in the amounts specified for the following calendar years:

                     1996   -        $1,000,000
                     1997   -           900,000
                     1998   -           800,000
                     1999   -           700,000

                                                    Mn/DOT Agreement No.  73526

                     2000   -           600,000
                     2001-2005 -        500,000

       The bonds shall cover all actions required of Minnesota Logos to satisfy the terms of this agreement and to guarantee payment of its obligations in connection herein. The bond shall be conditioned upon the faithful completion of this agreement and the payment of all indebtedness incurred for all labor, materials and supplies. Minnesota Logos shall furnish Mn/DOT with evidence of the initial and any subsequent bonds and shall not modify or cancel such bonds without Mn/DOT approval.

       The payment and performance bonds shall be issued for an initial term ending December 31, 1995, and subject to annual renewal thereafter at the option of the surety. If the surety elects not to renew the bonds at the end of the initial term or any subsequent term, the surety company shall provide Mn/DOT and Minnesota Logos with at least sixty
       (60) days written notice of its decision not to renew the bonds, and Minnesota Logos shall provide substitute payment and performance bonds meeting the requirements of this agreement. The surety will not be held liable for any of the remaining years of the agreement should Minnesota Logos be unable to secure subsequent bonding. If Minnesota Logos cannot secure subsequent bonding at the time the surety company opts not to renew any bond, such action will not cause a claim under the bonds in force. Payment and performance bonds must be in place for the term of this agreement as specified herein. Failure to obtain or maintain the required bonds shall be considered default under paragraph 7.01.

       The bonds shall cover, but are not limited to, the following potential losses:

       LOSSES TO THE STATE

       a) Costs incurred by the State to continue Minnesota Logos' duties and obligations under the Program in the event of default by Minnesota Logos pursuant to paragraph 7.01;

       b)     Reletting of the agreement in the event of default by Minnesota
              Logos;

       c) Restoration of Mn/DOT right-of-way in the event of default by Minnesota Logos; or in the event that Minnesota Logos abandons the logo signs at the expiration of this agreement;

       d) Maintenance of structures, logo sign panels and business panels in the event of default by Minnesota Logos;

       e) Removal or reinstallation of structures, logo sign panels and business panels where needed in the event of default by Minnesota Logos;

       f) Continue fulfilling the terms of the business leases in the event of default by Minnesota Logos;

                                                    Mn/DOT Agreement No.  73526

       LOSSES TO CREDITORS

       Payment for any sign structures or panels where there are liens or legal proceedings threatening their removal.

       LOSSES TO EMPLOYEES OF MINNESOTA LOGOS

       Payment for any claims brought by employees in the event of default by Minnesota Logos.

       LOSSES TO ADVERTISERS

       Payment of unexpired leases to businesses under paragraph 8.02.

14.0   PERMITS, LICENSES AND TAXES

       Minnesota Logos shall procure all applicable permits and licenses; pay all charges, fees, and taxes; and give all notices necessary and incidental to the due and lawful prosecution of the work. When requested, Minnesota Logos shall furnish Mn/DOT with evidence indicating that it has complied with permit, license and tax requirements.

15.0   APPROVALS

       Before this agreement becomes binding and effective, it shall be executed and approved by Minnesota Logos, Mn/DOT and such state officers as the law may provide.

16.0   SUPPLEMENTAL AGREEMENT AND REMEDIES

       Minnesota Logos and Mn/DOT may exercise those legal remedies as may be available to them in connection with any dispute arising out of this agreement which cannot be settled by the parties hereto by supplemental agreement. Any modifications or amendments to this agreement shall be in writing and shall be executed and approved by the same parties and state officers who executed the original agreement, or by their successors in office.

17.0   EXHIBITS

       The following exhibits are attached hereto and incorporated into this agreement:

       Exhibit 1     List of Eligible Routes and Maps
       Exhibit 2 Minnesota Manual on Uniform Traffic Control Devices (MN MUTCD), Part II-G
       Exhibit 3     Standards for Logo Signs
       Exhibit 4     Sign Design
       Exhibit 5     Replacement and Refurbishment of Logo Signs

                                                    Mn/DOT Agreement No.  73526

       IN WITNESS WHERE OF, the parties have caused this agreement to be duly executed by the proper representatives and officials, intending to be bound thereby.



MINNESOTA LOGOS, A MINNESOTA PARTNERSHIP

                                            MINNESOTA DEPARTMENT OF
By: Kevin Reilly, Jr.                       TRANSPORTATION
   -----------------------------------
   MINNESOTA LOGOS, INC.
                                            By: Daryl Durgin
                                               ---------------------------------
Title: Director
      --------------------------------
                                            Title: Deputy Commissioner
                                                  ------------------------------
Date: 5/5/95
     ---------------------------------
                                            Date: 5/8/95
                                                 -------------------------------

By: Charles Lamar
   -----------------------------------
   MINNESOTA LOGOS, INC.                    Approved as to form and execution by
                                            the Office of the Attorney General
Title: Secretary
      --------------------------------
                                            By: Don J. Meuting
                                               ---------------------------------
Date: 5/5/95                                      Assistant Attorney General
     ---------------------------------

                                            Date: 5/9/95
                                                 -------------------------------
By: Todd Johnson
   -----------------------------------
   GLOBAL SPECIALITY CONTRACTORS, INC.
                                            COMMISSIONER OF ADMINISTRATION
Title: President
      --------------------------------
                                            By: Gerald Joyce
                                               ---------------------------------

Date: 5/4/95
     ---------------------------------
                                            Date: 5/9/95
                                                 -------------------------------

By: Charles Brazier
   -----------------------------------
   GLOBAL SPECIALITY CONTRACTORS, INC.
                                            COMMISSIONER OF FINANCE
Title: Secretary
      --------------------------------
                                            By: Renee Hendrick
                                               ---------------------------------
Date: 5/4/95
     ---------------------------------
                                            Date: 5/9/95
                                                 -------------------------------